Free Writing Prospectus Registration Statement No. 333-131266 Dated July 28, 2008 Filed pursuant to Rule 433

Structured Solutions                                        Morgan Stanley

An Introduction to
Morgan Stanley Structured Solutions

Morgan Stanley Structured Solutions

Structured Solutions can provide exposure to one or more asset classes, including:

o Equities
o Commodities
o Currencies
o Interest rates
o Alternatives

While investors' risk tolerance and market views vary, Morgan Stanley
Structured Solutions may provide an opportunity to improve the risk and return pro file in a traditional investment portfolio.

A market leader in equity, currency,  fixed income and commodity markets,
Morgan Stanley is well-positioned to deliver innovative solutions to help meet our clients' specific investment needs. We continue to extend our range of
Structured Solution offerings beyond traditional asset classes, and today our product platform includes Structured Solutions that cover many segments of the financial markets to help you build a well-diversified  financial portfolio.
Structured Solutions can help investors access the potential benefits of diversifying across different asset classes and markets, help manage portfolio volatility, and potentially generate outperformance or "alpha" relative to more conventional investment solutions.

Frequently uSed Structured SolutionS

o Plus
o Capital Protected equity-linked noteS
o REVCONS
o quantitative indices
o range accrual notes
o income notes
o curve Steepening notes
o autocallables
o commodity-linked notes
o currency-linked notes

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1

Who should consider investing in Morgan Stanley's Structured Solutions?

In an environment where it is increasingly difficult for active managers to consistently outperform benchmarks, Structured Solutions from Morgan Stanley can provide an alternative source of portfolio performance or "alpha." By redefining risk, enhancing yield or gaining exposure to a particular market view,
Structured Solutions offer enhanced return potential through structural characteristics rather than active management.

Designed to meet investment objectives including principal protection, income or enhanced upside potential, Structured Solutions can be applied to asset classes ranging from equities and  fixed income to alternative investments, such as real estate, currencies, and commodities. In addition, Structured
Solutions can be used to access certain investment strategies and assets classes that are difficult to implement efficiently using traditional investments.

BENEFITS OF INVESTING IN STRUCTURED SOLUTIONS

o CUSTOMIZATION
Solutions can be customized to allow investors to match a market view, time horizon, income needs and risk tolerance.

o FORMULA-BASED RETURNS
Investors know from the start what will determine returns over and above their initial investment.

o DIVERSIFICATION
Solutions provide exposure to one or more asset classes with added benefits like leverage or principal protection at maturity that can potentially further enhance risk-adjusted returns.

Investing in Structured Solutions involves significant risks.
See "Selected Risk Considerations" at the end of this material.
Asset diversification does not assure a profit or protect against loss in declining markets.

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2

Generating "Alpha" Through Structural Characteristics

Morgan Stanley Structured Solutions can be divided into several basic categories, each offering structural characteristics designed to help investors realize their particular  financial goals.

LEVERAGE PERFORMANCE
These solutions allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance. In exchange for leverage within a range of performance, most leverage performance strategies' returns are capped at maturity and do not provide any principal protection.

o    For investors with modest expectations on the underlying asset who are willing to bear the same or similar downside risk associated with owning the underlying asset

ENHANCE YIELD
These solutions generate current income that is driven by exposure to an asset or asset class. While most of these solutions do not protect principal, some do, which may appeal to investors seeking to complement an existing fixed-income portfolio.

o    For investors seeking income who are willing to forgo some or all of an asset's appreciation for enhanced yield and, in some cases, are willing to accept some or full principal risk

PROTECT PRINCIPAL
These solutions provide investors with exposure to an asset or asset class with limited or no downside risk to the initial investment at maturity.

o    For investors who are concerned about principal risk and who are willing to forgo market interest rates and some upside or yield in exchange for principal protection at maturity

ACCESS MARKETS & INNOVATION
These solutions provide exposure to the returns of a sector, asset class or investment strategy that may not be easily accessible to the individual investor and can offer additional benefits including convenience and structural characteristics, such as principal protection, current income or leveraged exposure.

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3

OBJECTIVE: LEVERAGE PERFORMANCE

Leverage Performance solutions: overview

BENEFITS

- Enhanced participation in underlying asset performance, typically subject to a cap
- Opportunity for limited outperformance compared to a direct investment in the underlying asset

CONSIDERATIONS

- Generally subject to a maximum return (cap)
- No guaranteed return of principal for PLUS
- No guaranteed full return of principal for Buffered PLUS

Leverage Performance solutions can be used as enhanced alternatives to traditionally passive investments such as index ETFs or index mutual funds.

With leveraged upside and similar downside to a direct investment, leverage performance solutions, like Performance Leverage Upside Securities, or PLUS,[SM] offer investors an opportunity to enhance portfolio returns in a moderately bullish market, or with comparable risk relative to a direct investment in the underlying asset. In exchange for leverage within a range of performance, most leverage performance strategies returns are capped at maturity. Similar to traditional investments, most leverage performance strategies have one-for-one downside exposure.

Sample PLUS returns at maturity assuming a 13-month PLUS, 3× leverage and a maximum return of 18% at maturity


Moderate Return
High Return
Negative Return
Loss / Profit
20
15
10
5
0
−5
−10
6%
18%
20%
18%
−10%
−10%
Direct Investment
PLUS

Returns do not reflect taxes.

Leverage Performance investments like PLUS and Buffered PLUS may be appropriate for investors who are:

- looking to generate returns beyond those available in moderately rising or range-bound markets
- comfortable taking on full or partial downside risk and able to sustain a loss
- looking to diversify their portfolio by gaining exposure to additional asset classes
- willing to accept an investment with a maximum payment at maturity

OBJECTIVE: LEVERAGE PERFORMANCE

Leverage Performance sample solutions

BULL PLUS℠ (Performance Leveraged Upside Securities℠)	Provides leveraged exposure to an asset up to a cap, with the same downside risk as a direct investment.

Investor anticipates moderate price appreciation.

- Enhanced participation in the performance of an underlying asset, typically within a certain range
- Generally subject to a maximum return (cap) at maturity
- Investors will lose 1% for every 1% the asset has depreciated at maturity, with full downside risk



+
0
Profit/Loss
–
Bull PLUS
Asset
100
Asset
–
+

BUFFERED PLUS	Provides leveraged exposure to an asset up to a cap, with downside exposure only if losses exceed a buffer at maturity.

Investor anticipates moderate price appreciation and is willing to exchange some upside exposure compared to a Bull PLUS (either less leverage or a lower cap) for limited protection against depreciation at maturity.

- Upside exposure is usually capped
- At maturity, losses are cushioned by a "Buffer" feature, usually 10–20% below the issue price, and typically investors will lose 1% for every 1% the asset depreciates beyond the "Buffer"
- At maturity, the investment will never be worth less than the buffer amount of 10% or 20% of the principal investment



+
0
Profit/Loss
–
Buffer
Buffered PLUS
Asset
100
Asset
–
+

BEAR MARKET PLUS	Provides an opportunity to earn enhanced, positive returns up to a cap if an asset declines in value at maturity, with 1:1 loss potential if the asset appreciates.

Investor seeks an investment that will appreciate if the asset depreciates at maturity to express a bearish view on an asset or to hedge existing bullish exposure.

- Enhanced positive returns up to a cap if the asset depreciates at maturity
- Generally forgo participation above a specified maximum return
- Leverage typically applies only for a limited range of negative price performance
- Investors lose 1% for every 1% the asset has appreciated at maturity, typically subject to a maximum loss of 80%



+
0
Profit/Loss
–
Bear PLUS
Asset
Traditional Short Asset
100
Asset
–
+

Enhance Yield solutions: overview

BENEFITS
o    Potential for high current income
o    May provide full or partial protection at maturity

CONSIDERATIONS
o    May be subject to a maximum return
o    Income may be variable
o    May not guarantee return of principal at maturity

Enhance Yield solutions can provide a way to generate an above market coupon payment.

Enhance Yield with some or full principal risk

For income-oriented investors that have a range-bound view of the market and are comfortable taking some or full downside risk, strategies like RevCons can be used to express this view to generate a return.

> These investments may be appropriate for individuals who:
     o    have a range-bound view of the markets
     o    are seeking income
     o    are comfortable taking some or full downside risk and are able to sustain a loss

Enhance Yield with full protection at maturity

These solutions target a higher rate than comparable  fixed-income investments with full principal protection at maturity.

> these investments may be appropriate for individuals who:
     o    are seeking income and are looking for a potential pick-up in returns
     o    are willing to accept variable income

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OBJECTIVE: ENHANCE YIELD

Enhance Yield sample solutions

REVCONS℠

Offer current income and protection against a decline in the asset at maturity provided that the asset does not close at or below a predetermined level **on any day** during the investment term.

Investor seeks current income and is comfortable with full downside exposure

- Relatively high fixed coupon paid monthly regardless of asset performance
- Typically linked to single stocks
- No protection against asset depreciation at maturity unless the asset never closes at or below a predetermined Trigger Level on any day during the investment term
- Investors do not participate in any potential appreciation of the stock
- If the asset closes at or below a predetermined Trigger Level on any day during the investment term and is below the initial level at maturity, RevCons will redeem for shares of the underlying stock, the value of which will be less, and possibly significantly less, than the original investment



Profit / Loss
+
0
–
Coupon Amount
Barrier is not breached
Barrier is breached
Stock
100
Asset
–
+

RANGE ACCRUALS

Provides the opportunity to earn an above-market coupon that accrues if the underlying rate trades **within** a predetermined range.

Investor seeks current income and has a range-bound view on an underlying rate.

- Coupon is typically fixed for a period at the beginning of the trade and thereafter will accrue on days the price of the underlying rate stays within a predetermined range
- Typically provide 100% principal protection at maturity
- In exchange for higher coupon potential, a breach of the range will result in zero coupon for that day; can also be structured with a callable feature, such that the issuer can redeem the note early
- Frequency of coupon payments can range from monthly to yearly
- May also be designed to include “step-up” provisions on coupon/range
- Typically linked to interest rates, such as LIBOR, or equities



0%
Potential Coupon Range
7%
0
Number of Days Rate Within Target Range
MAX

AUTOCALLABLE SECURITIES WITH BUFFERED PROTECTION

Opportunity to earn a relatively high fixed return if the closing price of the asset is **at or above** the initial price on any of the specified observation dates.

Investor anticipates only modest price appreciation and would like to potentially earn an enhanced return even if the performance is not strong.

- Early redemption feature provides a fixed positive return if the asset has appreciated on one of the observation dates
- Protection against depreciation at maturity only if the asset has never traded below a predetermined buffer price during the investment term
- Potential profit is limited to an fixed return amount, which increases on each observation date
- If the Autocallable is not called on an observation date or at maturity, and the asset depreciates by more than the buffer price, investor loss is 1% for every 1% the asset declines below the buffer



Profit / Loss
+
0
–
Trigger Level
100
Asset
–
+
Autocallable if redeems early OR matures and trigger not breached
Autocallable payout if matures and trigger has been breached
Asset

Protect Principal solutions: overview

BENEFITS
o    Preservation of capital
o    Growth potential o Diversification

CONSIDERATIONS
o    Principal is protected only if the investment is held to maturity
o    No interest payments
o    No positive return if the underlying does not perform in a specified manner

Protect Principal solutions combine certain features of  fixed-income securities, such as return of principal at maturity, with the potential for capital appreciation based on the performance of an underlying asset.

Many Protect Principal solutions offer full principal protection at maturity.
This means the investment returns 100% of your initial investment at maturity, even if the underlying asset has depreciated. In addition to the protected amount, investors may receive an additional payment based on the performance of one or more underlying assets, including equities, commodities, currencies or interest rates.

In addition to strategic solutions, Morgan Stanley can also design Protect
Principal solutions designed to provide access to tactical investment themes.

> Protect Principal investments may be appropriate for individuals who:

o    want to manage overall portfolio risk
o    are fixed-income investors willing to forgo a fixed coupon in exchange for a potential pick-up in returns through exposure to an underlying asset, subject to the risk that they receive no return if the underlying asset declines in value or does not appreciate
o    have a conservative investment strategy

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8

Protect Principal sample solutions

CAPITAL PROTECTED  Provide market exposure (sometimes with leverage) with a minimum return
NOTES (CPN)        of principal at maturity

Investor has a bullish outlook on the asset over the investment term, but is concerned about potential principal loss.

o    Return of some or all principal at maturity regardless of asset performance
o    Opportunity to participate in the price performance of an asset, if any o
     No positive return if the underlying asset does not perform in a specified manner
o    Usually do not provide for interest payments
o    Principal protection is available only at maturity, subject to issuer credit risk

PROTECTED ABSOLUTE          Offer a positive return if the asset has appreciated
RETURN BARRIER NOTES        or depreciated at maturity provided that the asset
                            has never traded outside a specified range at any
                            point during the investment term.

Investor is uncertain about the market's direction but expects underlying will stay within a predetermined trading range at any point during the investment term.

o    Provides a positive return whether the asset performance is positive or negative, provided that the asset never trades outside a specified range
o    some or 100% return of principal at maturity
o    Return at maturity is capped
o    If the asset trades outside a predetermined band, note only returns principal at maturity
o    Usually do not provide for interest payments
o    Principal protection is available only at maturity, subject to issuer credit risk

JUMP CAPITAL       Provide market exposure with a minimum return of principal
PROTECTED NOTES    at maturity in addition to a minimum profit if the asset
                   appreciates

Investor has a bullish or moderately bullish outlook on the asset over the investment term, but would like a substantial minimum return if the asset appreciates at all at maturity.

o    Return of principal at maturity regardless of asset performance
o    "Jump" payout -- minimum return if basket has appreciated at all at maturity
o    In most cases, participation in any appreciation exceeding the minimum return
o    Usually do not provide for interest payments
o    Principal protection is available only at maturity, subject to issuer credit risk
o    If the underlying asset does not appreciate, note does not pay any return above principal amount at maturity

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9

Access markets: innovation

An innovative force in the  financial service industry offering clients the benefit of world-class analysis and innovation

The Morgan Stanley client base -- ranging from our largest global institutional investors to hedge funds at the cutting edge of innovation in the industry --
turn to Morgan Stanley's depth of talent, global product range and leading market share for sales, trading and market-making services in virtually every type of  financial instrument.

Intelligent Indexing

Intelligent indices deliver exposure to active strategies in a passive shell.
Their aim is to deliver outperformance relative to a benchmark in a risk-controlled fashion. They are generally based on disciplined, quantitative strategies. These strategies have become increasingly popular because many institutional investors are differentiating more carefully between 'beta' and
'alpha'. Much of the 'active' return delivered by portfolio managers is, in fact, return due to exposure to systematic risk factors -- in other words, risk premium due to beta. Smart indices provide targeted exposure to these systematic risk factors to generate outperformance relative to a benchmark.

Alpha-Seeking Strategy Indices

For investors looking to potentially generate alpha in their portfolio, Morgan
Stanley offers Strategy Indices designed to seek outperformance relative to a benchmark.

Beta Indices -- Real Estate

For investors seeking to further diversify portfolios, Morgan Stanley can deliver indices that provide exposure to traditional and alternative asset performance, including real estate. For example, the RPX indices are a series of U.S. residential property indices powered by Radar Logic that measure home prices in terms of price per square foot. The Composite 25 is a property-value weighted of 25 major U.S. metropolitan areas.

Outperformance Structures

Outperformance strategies can be used tactically to express a view on one asset's performance relative to another, or strategically to enhance the diversification of a portfolio. Outperformance strategies can be market-neutral and have the potential to provide returns regardless of the performance of the overall market. Consequently, returns from outperformance strategies can be uncorrelated with traditional assets. Unless the particular investment is principal-protected, if the selected underlying has underperformed the other underlying, the investor will lose 1% for every 1% of underperformance. Outperformance strategies can be delivered with principal protection, leverage or current income.

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10

Access: practical example

Using outperformance to play "smart" indices

Outperformance strategies are an effective way of isolating the "alpha"
component of enhanced, or "smart," indices that have been designed to seek outperformance relative to a benchmark. For example, Morgan Stanley can design
Outperformance PLUS that provide leveraged exposure to any potential outperformance of a proprietary index over its benchmark, subject to a maximum return at maturity, and only 1-for-1 exposure to any potential underperformance. Outperformance notes are subject to significant risk of loss if the short index outperforms the long index.

Sample Terms
-----------------------------------------------------------------------------------------------------
UNDERLYING             Morgan Stanley propriety index (long index) over its benchmark index
                       (short index)
-----------------------------------------------------------------------------------------------------
MATURITY               13 months
-----------------------------------------------------------------------------------------------------
UPSIDE PARTICIPATION   2x any outperformance (of MS proprietary index over its benchmark index)
-----------------------------------------------------------------------------------------------------
MAXIMUM RETURN AT
MATURITY               20%
-----------------------------------------------------------------------------------------------------
DOWNSIDE LOSS          1x any underperformance
-----------------------------------------------------------------------------------------------------

This example is for illustrative purposes only. The actual notes offered will have different terms.

How does Outperformance PLUS work?

Outperformance strategies provide a return based on the performance of one asset relative to another: a long asset over a short asset. An investor in outperformance strategies is indifferent to the absolute performance of the assets -- whether they depreciate or appreciate -- and only cares that the long asset performs better than the short asset.

With this sample Outperformance PLUS, any potential outperformance is doubled and capped at 20%, while losses are realized 1x if any potential underperformance.

LONG INDEX APPRECIATES (+8%)
SHORT INDEX DEPRECIATES (-4%)
LONG INDEX OUTPERFORMS SHORT INDEX BY + 12%
INVESTOR RECEIVES +20% RETURN (2 X CAPPED AT 20%)

LONG INDEX APPRECIATES (+1%)
SHORT INDEX APPRECIATES MORE (+8%)
LONG INDEX UNDERPERFORMS SHORT INDEX BY 7%
INVESTOR RECEIVES -7% RETURN (1X)

LONG INDEX DEPRECIATES (-5%)
SHORT INDEX DEPRECIATES MORE (-10%)
LONG INDEX OUTPERFORMS SHORT INDEX BY 5%
INVESTOR RECEIVES +10% RETURN (2 X CAPPED AT 20%)

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APPLICATIONS

Commodities

Capital Protected Note based on a basket of Commodities

With a low correlation to other asset classes, commodities can improve an investor's risk/reward profile and provide benefits such as the potential for higher returns and portfolio diversification. Historically however, accessing commodities has often proved difficult and risky for individual investors.

As a market leader in both commodities and structured investments, Morgan Stanley is well-positioned to deliver innovative commodity-based investment solutions to help meet investors' portfolio needs.

Sample Terms

UNDERLYING	Basket of commodities
MATURITY	4 years
PROTECTION AMOUNT	100% of initial investment at maturity
PARTICIPATION	100% of any basket appreciation

This example is for illustrative purposes only. The actual notes offered will have different terms.

Commodity-Linked CPN Returns at Maturity

BASKET RETURN		CPN RETURN	
−20%	PRINCIPAL IS PROTECTED	100% of Principal	If the basket depreciates, the CPN redeems for par and outperforms a direct investment.
−10%		100% of Principal	
0%		100% of Principal	
+1%	NOTE REDEEMS FOR 100% OF PAR + 100% OF ANY BASKET RETURN	101% (Principal + 1%)	If the basket appreciates, the CPN redeems for par plus 100% of the basket's appreciation. The CPN performs comparably to a direct investment, with less risk.
+5%		105% (Principal + 5%)	
+10%		110% (Principal + 10%)	
+15%		115% (Principal + 15%)	

This sample CPN offers investors the opportunity to express a bullish view on commodities with 100% principal protection at maturity. This means that even if the basket depreciates, the investor receives at least par at maturity. Investor does not receive interest payments.

APPLICATIONS

Currencies

Jump Capital Protected Note based on a basket of Emerging Market Currencies

Investors looking to diversify their exposure to US dollars, potentially to profit from a view on currencies or to improve the diversification of a traditional stock and bond portfolio may consider investing in currency-linked Structured Solutions.

Accessing non-U.S./foreign currencies and effectively implementing currency-based strategies can be difficult for individual investors. As a global leader in foreign exchange markets and structured investments, Morgan Stanley provides access for individual investors to some of the currency strategies used by institutional investors.

Sample Terms

UNDERLYING	Basket of global emerging market currencies
MATURITY	2 years
PROTECTION AMOUNT	100% of initial investment at maturity
JUMP AMOUNT	20% minimum return if there is any basket appreciation at maturity
PARTICIPATION	100%

This example is for illustrative purposes only. The actual notes will have different terms.

Currency Jump CPN Returns at Maturity

BASKET RETURN		JUMP CPN RETURN	
–20%	PRINCIPAL IS PROTECTED	100% of Principal	If the basket depreciates, the Jump CPN redeems for par and outperforms a direct investment.
–10%		100%	
0%		100%	
+1%	NOTE REDEEMS FOR THE JUMP AMOUNT	120% (Principal + 20%)	If the basket appreciates by at least .01%, the Jump CPN redeems for par plus a minimum return of 20%. For any positive appreciation up to 20%, the Jump CPN outperforms a direct investment in the underlying strategy.
+5%		120%	
+10%		120%	
+15%		120%	
+25%	100% UPSIDE PARTICIPATION	125% (Principal + 25%)	If the basket appreciates by more than 20%, the Jump CPN redeems for par plus 100% of any basket appreciation.
+40%		140% (Principal + 40%)

APPLICATIONS

U.S. Equities

Protected Absolute Return Barrier Note based on Large Cap U.S. Equities

Protect Principal investments linked to equity markets may help investors maintain desired exposure to equities while limiting downside risk, which may provide better long-term returns than fixed income investments or cash.

Protected Absolute Return Barrier Notes are a market-neutral strategy that generate a positive return as long as the underlying asset does not trade above or below defined Barrier Levels at any time during the investment term.

Sample Terms

UNDERLYING	Large Cap Equity Index
MATURITY	18 months
PARTICIPATION	100% of any basket appreciation, assuming barrier level is not breached
BARRIER LEVELS	18% above and 18% below the initial index level
MAXIMUM PAYMENT AT MATURITY	118% of par

This example is for illustrative purposes only. The actual notes will have different terms.

Returns at Maturity

BARRIER BREACHED: If the equity basket **trades through the barrier at any time on any day** during the term of the investment

BASKET RETURN		NOTE RETURN
–18.01%	PRINCIPAL IS PROTECTED, NO ADDITIONAL PAYMENT	100% of Principal
–10%		100%
0%		100%
+10%	PRINCIPAL IS PROTECTED, NO ADDITIONAL PAYMENT	100% of Principal
+15%		100%
+18.01%		100%

In all instances, once the barrier is breached, the Note redeems at par, which is the minimum return.

BARRIER INTACT: Equity basket **does not trade at or through the barrier** at any time on any day during the term of the investment

BASKET RETURN		NOTE RETURN
–17.99%	NOTE PAYS A RETURN BASED ON THE BASKET'S ABSOLUTE RETURN	117.99% (Principal + 17.99%)
–10%		110%
0%		100%
+10%	100% UPSIDE PARTICIPATION	110% (Principal + 10%)
+15%		115%
+17.99%		117.99%

Even though the basket depreciated, the Note returns par plus an amount equivalent to the absolute value of the basket's decline, subject to the maximum payment at maturity.

If the basket appreciates, the Note redeems for par plus an amount equivalent to 100% of any basket appreciation, subject to the maximum payment at maturity.

APPLICATIONS

Emerging Market Equities

Buffered PLUS based on Emerging Market Equities

Buffered PLUS is designed for investors who would like to gain exposure to International or Emerging Market Equities as a tactical portfolio overlay, but are not comfortable retaining full downside exposure.

Buffered PLUS provides very limited protection against a loss at maturity and enhanced upside exposure subject to a maximum return at maturity.

Sample Terms

UNDERLYING	Emerging Market Equity Index
MATURITY	13 months
UPSIDE LEVERAGE	200%
MAXIMUM PAYMENT AT MATURITY	114%
BUFFER LEVEL	15%

This example is for illustrative purposes only. The actual notes offered will have different terms.

Returns at Maturity

Buffered PLUS offers a relatively short term solution that may outperform a direct investment in a low-return market or in a limited moderately bearish scenario. The leverage factor means fewer dollars may be allocated to an underlying strategy to drive comparable upside returns subject to the cap at maturity – freeing up assets for other investments. In addition, the buffer can help reduce a limited amount of the risks of investing in volatile asset classes like emerging markets by providing protection against a moderate decline at maturity.

INDEX RETURN		BUFFERED PLUS RETURN	
–40%	PRINCIPAL BELOW BUFFER IS AT RISK	–25%	Underlying depreciates by more than 15%, investors lose 1% for every 1% depreciation below 15%. If underlying declines by 20%, the investor loss is 5%; however, the Buffered PLUS performance is still 15% better than a direct investment in the underlying.
–20%		–5%	
–10%	PRINCIPAL IS PROTECTED	0%	Underlying declines by 15% or less, the Buffered PLUS redeem for par and outperform a direct investment in the underlying.
0%		0%	
+6%	2× LEVERAGED UPSIDE EXPOSURE	+12%	If the underlying has appreciated at all at maturity, as long as the appreciation is less than the cap of 14%, the Buffered PLUS will outperform a direct investment in the underlying.
+7%		+14%	
+10%	UPSIDE IS CAPPED AT 14%	+14%	
+12%		+14%	
+16%	UPSIDE IS CAPPED AT 14%	+14%	If the underlying appreciates by more than 14% at maturity, the Buffered PLUS will redeem for 114% and underperform a direct investment in the underlying.
+20%		+14%

Interest Rates

LIBOR -- Range Accrual Notes

Structured Solutions linked to interest rates provide investors the potential to receive an above-market coupon payment while maintaining the full return of principal at a set maturity or call date. Investors with an opinion on the future path of interest rates can potentially generate excess returns with interest rate-linked Structured Solutions. Those without a strong opinion can benefit by using defensive instruments for diversification and to mitigate interest rate risk in an investment portfolio.

Sample Terms
-------------------------------------------------------------------------------
UNDERLYING                  6-month LIBOR
-------------------------------------------------------------------------------
MATURITY                    15 years
-------------------------------------------------------------------------------
ISSUER CALL OPTION          After 1 year and quarterly thereafter
-------------------------------------------------------------------------------
COUPON                      8% for year 1, 8% after year 1, subject to range
                            accrual provisions
-------------------------------------------------------------------------------
RANGE ACCRUAL PROVISIONS    Interest will accrue each day 6-month LIBOR is set
                            at or below 7%. On days it sets above 7%, no
                            interest accrues
-------------------------------------------------------------------------------
PROTECTION LEVEL            100% Principal Protection at maturity
-------------------------------------------------------------------------------
This example is for illustrative purposes only. The actual notes offered will have different terms.

Returns

This LIBOR Range Accrual Note pays a 8.00% coupon for one year and thereafter income will accrue at 8.00% per annum for days during the coupon period when
6-month LIBOR sets at or below 7.00%. On days that 6-month LIBOR sets above
7.00%, the note does not accrue any interest.

The black line represents a topside barrier of 7.00% for the LIBOR Range
Accrual note. A LIBOR reading above the topside barrier results in an accrual of 0.00% interest for that day.

The graph above shows the historical path of 6 Month LIBOR from December 1984.

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16

Risk Factors

An investment in Structured Solutions involves a variety of risks. The following are some of the significant risks related to Structured Solutions.

The market price of Structured Solutions may be influenced by a variety of many unpredictable factors. Several factors may influence the value of a
Structured Solution in the secondary market, including, but not limited to, the value and volatility of the underlying instrument, interest rates, dividend rates, time remaining to maturity. In addition, we expect that the secondary market prices of a Structured Solution will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected pro fit. You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Potential loss of principal. The terms of a Structured Solution may not provide for the return of principal and an investment my result in a loss on your investment.

Appreciation Potential or Participation in the Underlying Instrument may be
Limited. The terms of a Structured Solution may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying investment.

Secondary Trading May Be Limited. There may be little or no secondary market for Structured Solutions and you should be prepared to hold them until maturity. We may apply to list Structured Solutions on a securities exchange, but it is not possible to predict whether any Structured Solution will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Credit Risk. Payments at maturity on Structured
Solutions are subject to the credit risk of the applicable issuer.

Potential Conflicts. The issuer of a Structured Solution and its affiliates may play a variety of roles in connection with the Structured Solution, including acting as calculation agent and hedging the issuer's obligations under the structured products. In performing these duties, the economic interests of the calculation agent and other affiliates of the issuer may be adverse to your interest as an investor in the Structured Solution.

Many Structured Solutions do not pay interest and may not pay more than the principal amount at maturity. Unlike ordinary debt securities, Structured
Solutions do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset.

You may receive only your original investment at maturity. Because the supplemental redemption amount due at maturity on many Structured Solutions may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Structured Solutions linked to multiple underlying assets are subject to changes in value that may offset each other. Price movements in the underlying assets of Structured Solutions may not correlate with each other. At a time when the value of one or more of the underlying assets increases, the value of one or more of the other underlying assets may not increase as much, or may decline in value. Therefore, in calculating the  final value on the determination date, increases in the value of one or more of the underlying assets may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other underlying assets.

Structured Solutions linked to a foreign underlying asset may result in exposure to currency exchange risk. If the underlying asset is quoted in the US dollar equivalent of the original underlying currency, holders of Structured
Solutions will be exposed to currency exchange rate risk with respect to each of the currencies in which such underlying asset or its components trade. An investor's net exposure depends on the extent to which the currencies of the underlying assets strengthen or weaken against the US dollar. If the US dollar strengthens against the currency of the underlying asset, the value of that underlying asset would be reduced.

Structured Solutions linked to a foreign currency are subject to currency exchange risk. Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to that country including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions. Exchange rate movements are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to a specific region.
Changes in exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the related countries.

The value of commodities may change unpredictably and affect the value of your investment in unforeseeable ways. Structured Solutions linked to the price of commodities or the value of commodity indices are considered speculative and prices for commodities and related contracts and values of commodity indices may  fluctuate significantly over short periods for a variety of factors, including changes in supply and demand relationships, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, pestilence, technological change, weather, and agricultural, trade, fiscal, monetary and exchange control policies. The volatility of a commodity also affects the value of the forward price and forward contracts related to that commodity and therefore its price at any given time.

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Morgan Stanley has filed a registration statement (including a prospectus), and will  file a pricing supplement, with the SEC for any offering to which this communication relates. Before you invest in any offering, you should read the prospectus in that registration statement, the applicable pricing supplement, prospectus supplement and other documents Morgan Stanley has  filed with the SEC for more complete information about Morgan Stanley and that offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in any offering will arrange to send you the prospectus if you request it by calling toll free 1-800-584-6837.

This material was prepared by sales, trading or other non-research personnel of
Morgan Stanley & Co. Incorporated (together with its affiliates, hereinafter
"Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst. Unless otherwise indicated, these views are the author's and may differ from those of the Morgan Stanley  fixed income or equity research department or others in the  firm.

An investment in Morgan Stanley Structured Solutions may not be suitable for all investors. These investments involve risks. The appropriateness of a particular investment or strategy will depend on an investor's individual circumstances and objectives. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction.

HYPOTHETICAL PERFORMANCE RESULTS HAVE INHERENT LIMITATIONS. THERE ARE
FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL AND ACTUAL PERFORMANCE
RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING STRATEGY. HYPOTHETICAL
PERFORMANCE RESULTS DO NOT REPRESENT ACTUAL TRADING AND ARE GENERALLY DESIGNED
WITH THE BENEFIT OF HINDSIGHT. THEY CANNOT ACCOUNT FOR ALL FACTORS ASSOCIATED
WITH RISK, INCLUDING THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING OR THE
ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING STRATEGY IN
THE FACE OF TRADING LOSSES. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE
MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING STRATEGY
THAT CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL
PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING
RESULTS.

Any estimates, projections (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan
Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based.

This material is not for distribution outside the United States of America.

Performance Leveraged Upside Securities, PLUS and RevCons are service marks of
Morgan Stanley.

Investments and services are offered through Morgan Stanley & Co. Incorporated, member SIPC.

[C] 2008 Morgan Stanley

www.morganstanley.com

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